UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2010

FIRST CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 29, 2010, Registrant’s wholly-owned subsidiary, First-Citizens Bank & Trust Company (FCB), entered into a Purchase and Assumption Agreement (P+A) with the Federal Deposit Insurance Corporation (FDIC) whereby FCB acquired substantially all of the assets and assumed a majority of the liabilities of First Regional Bank of Los Angeles, California. The FDIC was Receiver of First Regional Bank.

The transaction was reported on Registrant’s Form 8-K filed February 4, 2010. Registrant filed Amendment No. 1 to its Form 8-K on April 16, 2010 to update the disclosures and provide the financial information required by Item 9.01.

The P+A between FCB and the FDIC was filed as Exhibit 2.1 to the original Form 8-K. Schedule 3.1a to the P+A listed subsidiaries of First Regional Bank that were acquired by FCB, but that schedule inadvertently listed a subsidiary of First Regional Bank’s parent company that FCB did not acquire. This Amendment No. 2 is being filed to replace Exhibit 2.1 with a revised copy of the P+A in which Schedule 3.1a has been corrected to reflect the actual subsidiaries that were acquired by FCB.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

2.1	Purchase and Assumption Agreement dated January 29, 2010 (refiled herewith)

*99.1	News release titled First Citizens Bank Purchases Certain Assets, Assumes Certain Liabilities of First Regional Bank dated January 29, 2010 issued by Registrant’s wholly-owned subsidiary First-Citizens Bank & Trust Company

**99.3	Statement of Assets Acquired and Liabilities Assumed as of January 29, 2010

*	previously filed as an exhibit to Registrant’s original Form 8-K filed on February 2, 2010

**	previously filed as an exhibit to Amendment No. 1 to Form 8-K filed on April 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC.
(Registrant)

Date: June 9, 2010	By:	/s/ Kenneth A. Black
Kenneth A. Black Chief Financial Officer